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                                                                    EXHIBIT 23.3



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated April 12, 1999, on the consolidated balance sheets as of December 31, 1998 and 1997 and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1998 of Tarragon Realty Investors, Inc., and to all references to our firm included in or made a part of this registration statement.




                                             /s/ ARTHUR ANDERSEN LLP


Dallas, Texas,
February 29, 2000